EXHIBIT 10.2

STRATEGIC REFERRAL AGREEMENT

This Strategic Referral Agreement (the “Agreement”) is entered into as of March 22, 2023 (the “Eﬀective Date”), by and between Job Mobz Inc. with a principal place of business at 2261 Market Street #5056, San Francisco, CA 94114 (the “Company”) and Recruiter.com Recruiting Solutions, LLC, a Delaware limited liability company, with a principal place of business at 123 Farmington Avenue Suite 252, Bristol, CT 060101 (“Partner”). Company and Partner may each be referred to as a “Party” and collectively as the “Parties.”

1.

Purpose. Company is in the business of employee and contractor recruiting solutions (“Company Business”) and Partner is in a position to refer potential clients/customers to Company and Company wishes for Partner to do so.

2.	Referral Arrangement.

a.

Upon the Effective Date of this Agreement, Partner may, from time to time refer (“Refer”) certain business to Company. For each new client of Company, whom Company did not have Commercial Contact with in the twelve (12) months immediately prior to that Client being Referred to Company after the Effective Date of this Agreement (each a “Referred Client”) Company shall pay to Partner the Referral Fee. Company shall notify Partner within thirty (30) days of being Referred a client if Company had Commercial Contact with such “new” client prior to such Referral; except that a failure to notify Partner shall not be a material breach of this Agreement nor obligate Company to pay the associated Referral Fee for such client. “Commercial Contact” shall mean: (i) rendering commercial services for compensation, or (ii) actively engaging in contractual or sales negotiations to render commercial services for compensation. “Commercial Contact” shall mean: (i) rendering commercial services for compensation, or (ii) actively engaging in contractual or sales negotiations to render commercial services for compensation, as can be shown by written documentation. Referred Clients shall not include any Clients for whom Partner is being paid a Referral Fee under the Master Referral Agreement executed between the Parties.

b.

The “Referral Fee” shall be equal to ten percent (10%) multiplied by the Gross Sales achieved since the last calculation of the Referral Fee. “Gross Sales” shall mean total gross sales actually received by Company from a Referred Client less any sales tax, and processing fees charged to Company. Prepayments shall not be included in the calculation of Gross Sales until actually earned.

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3.	Payment.

a.	All amounts owed under this Agreement shall be calculated on a monthly basis and paid within fifteen (15) days of the end of the month in which they accrued.

b.	Company shall keep clear, adequate and up-to-date books with regard to all transactions involving Referred Clients and allow Partner to inspect such upon reasonable request to do so.

c.

In the event that Company pays any refunds to a Referred Client, Partner shall remit the Referral Fee paid in relation to the refunded amount to Company within fifteen (15) business days of receipt of written notice of such. Company reserves the right to withhold any amounts owed under this Section 3(c) from any future payments due to Partner.

d.	All amounts due and outstanding for a period greater than fifteen (15) days shall accrue interest at: fifteen percent (15%) per annum or the maximum rate allowed, whichever is less.

4.	Non-Permitted Actions.

a.	Neither Party shall take any actions that are likely to reflect negatively on the other Party in the eyes of the public or any Referred Client.

5.	Term.

a.	This Agreement shall commence upon the Effective Date and will continue until terminated by either Party in accordance with Section 5(b) of this Agreement (the “Term”).

b.

Either Party may terminate this agreement without cause upon sixty (60) days written notice to the other Party. This Agreement shall not be terminable unless in the instance of termination by the non-breaching Party for cause due to a material breach of a material provision of this Agreement that remains uncured for a period of thirty (30) days following the delivery of notice of such breach to the breaching Party, or becomes insolvent, files a petition for bankruptcy, or commences or has commenced against it proceedings relating to bankruptcy, receivership, reorganization, or assignment for the benefit of creditors..

c.

Upon termination of this Agreement each Party shall cease acting in a manner that would imply a continuing relationship between the Parties and shall cease all marketing and advertising activities contemplated under this Agreement.

6.

Confidentiality. During the course of this Agreement, it may be necessary for both Parties to share proprietary information, including trade secrets, industry knowledge, and other confidential information, to the other Party. Both Parties will not share or use any of this proprietary information at any time unless authorized by the disclosing Party in writing or as necessary to fulfil its obligations or rights under this Agreement. Proprietary information shall not include information that is in the public domain, information received from a third party without a duty of confidentiality, information independently developed by a Party, or information that is required to be disclosed by law or regulatory agency or by a court of competent jurisdiction (including any disclosure required by Company’s parent as required by the securities laws).

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7.

Representations and Warranties. Both Parties represent that they are fully authorized to enter into this Agreement. The performance and obligations of either Party will not violate or infringe upon the rights of any third-party or violate any other agreement between the Parties, individually, and any other person, organization, or business or any law or governmental regulation.

8.

Indemnity. Each Party agrees to indemnify and hold harmless the other Party its respective partners, shareholders, directors, agents, employees, and permitted successors and assigns against any and all third party claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from: (i) the negligent or more culpable acts or omissions of the indemnifying Party, (ii) the breach of this Agreement by the indemnifying Party, (iii) any violation of law by the indemnifying Party, and (iv) any intellectual property supplied by the indemnifying Party that infringes the rights of a third party. This section remains in full force and effect even after termination of the Agreement.

9.

Limitation of Liability. NOTWITHSTANDING THE INDEMNIFICATION OBLIGATIONS OF EACH PARTY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY DAMAGES RESULTING FROM ANY PART OF THIS AGREEMENT SUCH AS, BUT NOT LIMITED TO, CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR ENHANCED DAMAGES, LOSS OF REVENUE OR ANTICIPATED PROFIT OR LOST BUSINESS, COSTS OF DELAY OR FAILURE OF DELIVERY, WHICH ARE NOT RELATED TO OR THE DIRECT RESULT OF A PARTY’S GROSS NEGLIGENCE, BREACH OF THIS AGREEMENT OR WILFUL MISCONDUCT.

10.

Non-Exclusivity. Subject to this Agreement, each Party retains the right to do business with Referred Clients, other organizations, companies, or individuals and may from time to time, refer other organizations, companies, or individuals for transactions and arrangements similar to those contemplated by this Agreement.

11.

Non-Circumvention. During the Term of this Agreement, Partner shall not conduct any Restricted Business with any Restricted Party without the express written permission of Company; such permission to not be unreasonably withheld. “Restricted Business” shall mean a service or product which is directly competitive with a service or product of Company. A “Restricted Party” shall be an entity whom at any point in time was a Referred Client and with whom Company has MRR within the six (6) months immediately preceding Partner’s attempted engagement with such party.

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12.

Non-Solicitation. During the term of this Agreement and for a period of two (2) years after its termination, Partner shall not, directly, actively and intentionally(a) hire, engage or solicit to hire or engage any individual who is engaged as a contractor or consultant or employed by the Company or who was engaged as a contractor or consultant or employed by the Company within six months of the proposed solicitation, hire or engagement, (b) otherwise induce or attempt to induce any individual who is engaged as a contractor or consultant or employed by the Company to terminate such engagement or employment, or (c) in any way interfere with the relationship between the Company and any individual who is engaged as a contractor or consultant or employed by the Company.

13.	Relationship of the Parties.

a.

Each Party acknowledges and agrees that each is an independent contractor in performing its obligations under this Agreement and that its employees are not employees or agents of the other Party for any purpose, including, but not limited to, federal, state or local unemployment insurance laws, old age benefits, social security law, workmen’s compensation law, tax laws or any other industrial law, and are not eligible for any benefits to which employees of the other Party are eligible for any benefits to which employees of the other Party are eligible. Each Party is solely and exclusively liable for the payment of all required federal, state and local income, employment and unemployment taxes and associated contributions in connection with its employee’s services.

b.

Neither Party nor its employees have any authority, express or implied, to assume or create any obligations on behalf of the other Party and shall not use or display the other Party’s name or any other trademark, logo, trade name or service mark owned or claimed by the other Party without the other Party’s prior written consent. Nothing contained in this Agreement is intended to constitute or create a joint venture or partnership between the Parties. During the term of this Agreement, should the terms “joint venture,” “co-venturer,” “partner,” “marketing partner,” “teaming partner,” “alliance partner”, “strategic partner” or “partnership” or similar terms be used to described the relationship of the Parties under this Agreement, the Parties shall make clear that these terms refer to the spirit of cooperation between the Parties, and do not describe or expressly or implicitly create legal partnership or joint venture, or responsibility by one Party for the actions of the other.

14.

Severability. In the event any provision of this Agreement is deemed invalid or unenforceable, in whole or in part, that part shall be severed from the remainder of the Agreement and all other provisions should continue in full force and effect as valid and enforceable.

15.

Waiver. The failure by either party to exercise any right, power or privilege under the terms of this Agreement will not be construed as a waiver of any subsequent or further exercise of that right, power or privilege or the exercise of any other right, power or privilege.

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16.

Survival. The following provisions shall survive termination of this Agreement and continue into perpetuity unless otherwise set forth herein, if otherwise set forth herein, such other provisions to continue after termination for the time period specified in such section: 4, 6, 8, 9, 12-20 and any obligations of a Party to make payment on any unpaid amounts owed to another Party hereunder at the time of termination of this Agreement.

17.	Legal Fees. In the event of a dispute resulting in legal action, the successful party will be entitled to its legal fees, including, but not limited to its attorneys’ fees.

18.	Governing Law and Jurisdiction. The Parties agree that this Agreement shall be governed by the laws of New York. The Parties submit to the exclusive jurisdiction of the courts located in New York.

19.

Assignment. Neither Party may assign its rights or delegate its obligations hereunder without the prior written consent of the other which consent shall not be unreasonably withheld. Any assignment in violation of this provision is void.

20.

Entire Agreement. The Parties acknowledge and agree that this Agreement, represents the entire agreement between the Parties with respect to the subject matter thereof. In the event that the Parties desire to change, add, or otherwise modify any terms they shall do so in writing to be signed by both parties. The Parties agree that if this Agreement is transmitted electronically neither Party shall contest the validity of this Agreement, or any acknowledgement thereof, on the basis that this Agreement or acknowledgement contains an electronic signature.

[SIGNATURE PAGE TO FOLLOW]

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The Parties agree to the terms and conditions set forth above as demonstrated by their signatures as follows:

“COMPANY”

Signed: /s/ Jesse Tinsley

By: Jesse Tinsley

Date: 03/22/2023

“PARTNER”

Signed: /s/ Evan Sohn

By: Evan H. Sohn

Date: 03/23/23

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